Exhibit 10.32

February 24, 2023

Trio Petroleum LLC

Re:	Third Installment Due Date Extension

Ladies and Gentlemen:

Reference is made to that certain Purchase and Sale Agreement entered into by and between Trio Petroleum LLC (“Seller”) and Trio Petroleum Corp (“Buyer”), dated as of September 14, 2021, as amended as amended to date (the “PSA”). Capitalized terms used but not otherwise defined in this letter have the respective meanings ascribed to them in the PSA. The Seller and Buyer hereby agree that the “Third Installment Date” shall be extended to April 1, 2023. Except as expressly modified herein, the PSA is confirmed and will continue to be and remain in full force and effect in accordance with its terms. Any existing or future reference to the PSA and any document or instrument delivered in connection with the PSA will be deemed to be a reference to the PSA as modified by this letter.

Sincerely,

Trio Petroleum Corp

/s/ Frank Ingriselli
Frank C. Ingriselli, CEO and Director

ACCEPTED AND AGREED TO:

Trio Petroleum LLC

/s/ Stanford Eschner
Stanford Eschner, Chairman

Date:	February 24, 2023

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